                                                                    Exhibit 4.1

===============================================================================



                              GILEAD SCIENCES, INC.

                                       and

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
                                       as
                                     Trustee

                          -----------------------------

                                    INDENTURE

                          Dated as of December 18, 2000

                          -----------------------------

                         $250,000,000 Principal Amount(a)

                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2007






===============================================================================



-----------------------------
(a) Plus an additional $50,000,000 issuable at the option of the Initial Purchasers as described herein.

                              CROSS-REFERENCE TABLE

  TIA                                                                                    Indenture
Section                                                                                   Section
-------                                                                                 -----------

310(a)(1)...........................................................................       7.10
   (a)(2)...........................................................................       7.10
   (a)(3)...........................................................................       N.A.
   (a)(4)...........................................................................       N.A.
   (a)(5)...........................................................................       N.A.
   (b)..............................................................................       7.08; 7.10; 13.02
   (c)..............................................................................       N.A.
311(a)..............................................................................       7.11
   (b)..............................................................................       7.11
   (c)..............................................................................       N.A.
312(a)..............................................................................       2.05
   (b)..............................................................................       13.03
   (c)..............................................................................       13.03
313(a)..............................................................................       7.06
   (b)(1)...........................................................................       N.A.
   (b)(2)...........................................................................       7.06
   (c)..............................................................................       7.06; 13.02
   (d)..............................................................................       7.06
314(a)..............................................................................       4.02
   (b)..............................................................................       N.A.
   (c)(1)...........................................................................       13.04
   (c)(2)...........................................................................       13.04
   (c)(3)...........................................................................       N.A.
   (d)..............................................................................       N.A.
   (e)..............................................................................       13.05
   (f)..............................................................................       N.A.
315(a)..............................................................................       7.01(b)
   (b)..............................................................................       7.05; 13.02
   (c)..............................................................................       7.01(a)
   (d)..............................................................................       7.01(c)
   (e)..............................................................................       6.11
316(a)(last sentence)...............................................................       2.09
   (a)(1)(A)........................................................................       6.05
   (a)(1)(B)........................................................................       6.04
   (a)(2)...........................................................................       N.A.
   (b)..............................................................................       6.07
317(a)(1)...........................................................................       6.08
   (a)(2)...........................................................................       6.09
   (b)..............................................................................       2.04
318(a)..............................................................................       13.01


                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.         Definitions.............................................................................1
SECTION 1.02.         Other Definitions.......................................................................5
SECTION 1.03.         Incorporation by Reference of Trust Indenture Act.......................................6
SECTION 1.04.         Rules of Construction...................................................................6

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.         Form and Dating.........................................................................7
SECTION 2.02.         Execution and Authentication............................................................7
SECTION 2.03.         Registrar, Paying Agent and Conversion Agent............................................8
SECTION 2.04.         Paying Agent to Hold Money in Trust.....................................................8
SECTION 2.05.         Securityholder Lists....................................................................9
SECTION 2.06.         Transfer and Exchange...................................................................9
SECTION 2.07.         Replacement Securities..................................................................9
SECTION 2.08.         Outstanding Securities.................................................................10
SECTION 2.09.         Securities Held by the Company or an Affiliate.........................................10
SECTION 2.10.         Temporary Securities...................................................................10
SECTION 2.11.         Cancellation...........................................................................10
SECTION 2.12.         Defaulted Interest.....................................................................11
SECTION 2.13.         CUSIP Numbers..........................................................................11
SECTION 2.14.         Deposit of Moneys......................................................................11
SECTION 2.15.         Book-Entry Provisions for Global Securities............................................11
SECTION 2.16.         Special Transfer Provisions............................................................12
SECTION 2.17.         Restrictive Legends....................................................................15

                                  ARTICLE THREE

                             REDEMPTION; REPURCHASE

SECTION 3.01.         Notices to Trustee.....................................................................15
SECTION 3.02.         Selection of Securities to Be Redeemed.................................................16
SECTION 3.03.         Notice of Redemption...................................................................16
SECTION 3.04.         Effect of Notice of Redemption.........................................................17
SECTION 3.05.         Deposit of Redemption Price............................................................17
SECTION 3.06.         Securities Redeemed in Part............................................................17
SECTION 3.07.         Repurchase at Option of Holder upon a Repurchase Event.................................17

                                                                                                             Page
                                                                                                             ----
                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.         Payment of Securities..................................................................22
SECTION 4.02.         Maintenance of Office or Agency........................................................23
SECTION 4.03.         Reports to Holders.....................................................................23
SECTION 4.04.         Compliance Certificate.................................................................23
SECTION 4.05.         Stay, Extension and Usury Laws.........................................................24
SECTION 4.06.         Corporate Existence....................................................................24
SECTION 4.07.         Notice of Default......................................................................24

                                  ARTICLE FIVE

                    CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 5.01.         When Company May Merge, etc............................................................24
SECTION 5.02.         Successor Substituted..................................................................25

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.         Events of Default......................................................................25
SECTION 6.02.         Acceleration...........................................................................26
SECTION 6.03.         Other Remedies.........................................................................27
SECTION 6.04.         Waiver of Past Defaults................................................................27
SECTION 6.05.         Control by Majority....................................................................27
SECTION 6.06.         Limitation on Suits....................................................................27
SECTION 6.07.         Rights of Holders to Receive Payment or Convert........................................28
SECTION 6.08.         Collection Suit by Trustee.............................................................28
SECTION 6.09.         Trustee May File Proofs of Claim.......................................................28
SECTION 6.10.         Priorities.............................................................................28
SECTION 6.11.         Undertaking for Costs..................................................................29

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.         Duties of Trustee......................................................................29
SECTION 7.02.         Rights of Trustee......................................................................30
SECTION 7.03.         Individual Rights of Trustee...........................................................31
SECTION 7.04.         Trustee's Disclaimer...................................................................31
SECTION 7.05.         Notice of Defaults.....................................................................32
SECTION 7.06.         Reports by Trustee to Holders..........................................................32
SECTION 7.07.         Compensation and Indemnity.............................................................32
SECTION 7.08.         Replacement of Trustee.................................................................33

                                                                                                             Page
                                                                                                             ----
SECTION 7.09.         Successor Trustee by Merger, etc.......................................................34
SECTION 7.10.         Eligibility; Disqualification..........................................................34
SECTION 7.11.         Preferential Collection of Claims Against Company......................................34

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.         Termination of Company's Obligations...................................................34
SECTION 8.02.         Application of Trust Money.............................................................35
SECTION 8.03.         Repayment to Company...................................................................36
SECTION 8.04.         Reinstatement..........................................................................36

                                  ARTICLE NINE

                                   AMENDMENTS

SECTION 9.01.         Without Consent of Holders.............................................................36
SECTION 9.02.         With Consent of Holders................................................................37
SECTION 9.03.         Compliance with Trust Indenture Act....................................................37
SECTION 9.04.         Revocation and Effect of Consents......................................................38
SECTION 9.05.         Notation on or Exchange of Securities..................................................38
SECTION 9.06.         Trustee Protected......................................................................38

                                   ARTICLE TEN

                                   CONVERSION

SECTION 10.01.        Conversion Privilege; Restrictive Legends..............................................38
SECTION 10.02.        Conversion Procedure...................................................................39
SECTION 10.03.        Fractional Shares......................................................................40
SECTION 10.04.        Taxes on Conversion....................................................................40
SECTION 10.05.        Company to Provide Stock...............................................................40
SECTION 10.06.        Adjustment of Conversion Price.........................................................40
SECTION 10.07.        Effect of Reclassification, Consolidation, Merger or Sale..............................49
SECTION 10.08.        Notice of Certain Transactions.........................................................50
SECTION 10.09.        Company Determination Final............................................................50
SECTION 10.10.        Trustee's Disclaimer...................................................................50

                                                                                                             Page
                                                                                                             ----
                                 ARTICLE ELEVEN

                                   [RESERVED]

                                 ARTICLE TWELVE

                                  SUBORDINATION

SECTION 12.01.        Securities Subordinated to Senior Indebtedness.........................................51
SECTION 12.02.        Subrogation............................................................................53
SECTION 12.03.        Obligation of Company Unconditional....................................................53
SECTION 12.04.        Modification of Terms of Senior Indebtedness...........................................53
SECTION 12.05.        [Reserved].............................................................................54
SECTION 12.06.        Effectuation of Subordination by Trustee...............................................54
SECTION 12.07.        Knowledge of Trustee...................................................................54
SECTION 12.08.        Trustee's Relation to Senior Indebtedness..............................................55
SECTION 12.09.        Rights of Holders of Senior Indebtedness Not Impaired..................................55
SECTION 12.10.        Certain Conversions Not Deemed Payment.................................................55

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.        Trust Indenture Act Controls...........................................................56
SECTION 13.02.        Notices................................................................................56
SECTION 13.03.        Communication by Holders with Other Holders............................................57
SECTION 13.04.        Certificate and Opinion as to Conditions Precedent.....................................57
SECTION 13.05.        Statements Required in Certificate or Opinion..........................................57
SECTION 13.06.        Rules by Trustee and Agents............................................................58
SECTION 13.07.        Legal Holidays.........................................................................58
SECTION 13.08.        No Recourse Against Others.............................................................58
SECTION 13.09.        Duplicate Originals....................................................................58
SECTION 13.10.        Governing Law..........................................................................58
SECTION 13.11.        No Adverse Interpretation of Other Agreements..........................................58
SECTION 13.12.        Successors.............................................................................59
SECTION 13.13.        Separability...........................................................................59
SECTION 13.14.        Table of Contents, Headings, etc.......................................................59

SIGNATURES..................................................................................................S-1

EXHIBITS

Exhibit A   -   Form of Security
Exhibit B   -   Form of Legends
Exhibit C   -   Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D   -   Form of Certificate to Be Delivered in Connection with Transfers
                  Pursuant to Regulation S
Exhibit E   -   Form of Notice of Transfer Pursuant to Registration Statement

                  INDENTURE dated as of December 18, 2000 between GILEAD SCIENCES, INC., a Delaware corporation (the "COMPANY"), and CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 5% Convertible Subordinated Notes Due 2007:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.         DEFINITIONS.

                  "AFFILIATE" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

                  "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee of the Board of Directors authorized to act for it hereunder.

                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

                  "CLOSE OF BUSINESS" means 5:00 p.m., New York City time.

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

                  "COMPANY" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed on behalf of the Company by its Chairman or Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its Treasurer, its President or any Vice President and by its Treasurer or an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "CONVERSION PRICE" means $98.25 per share of Common Stock, as adjusted pursuant to Article Ten.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice of to the Company.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

                  "DESIGNATED SENIOR INDEBTEDNESS" means any Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

                  "IAI GLOBAL SECURITY" means a permanent Global Security in registered form representing the aggregate principal amount of Securities transferred to Institutional Accredited Investors.

                  "INDEBTEDNESS" means, with respect to any Person, (i) all obligations, indebtedness and other liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (c) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property or (d) in respect of letters of credit (including reimbursement obligations and other liabilities with respect thereto), bankers' acceptances or bank guarantees; (ii) all obligations, indebtedness and other liabilities, contingent or otherwise, of others of the type described in clause (i) above or in clause (iii), (iv) or (v) below assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); (iii) all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) to the extent not otherwise included, all obligations, indebtedness and other liabilities, contingent or otherwise, of such Person under interest rate and currency swap agreements, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, hedge agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and (v) all obligations, indebtedness and other liabilities, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions, refinancings, replacements and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv).

                  "INDENTURE" means this Indenture as amended or supplemented from time to time.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor.

                  "INTEREST" means, with respect to any Security, interest on the Security plus liquidated damages, if any.

                  "ISSUE DATE" means (i) December 18, 2000 with respect to the $250,000,000 aggregate principal amount of Securities issued on such date, and
(ii) with respect to any of up to $50,000,000 aggregate principal amount of Securities that may be issued after December 18, 2000 pursuant to the option described in Section 2.01, the respective issue date of such Securities.

                  "LIQUIDATED DAMAGES" has the meaning provided in the Registration Rights Agreement.

                  "MATURITY DATE" means December 15, 2007.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person, as defined in Regulation S under the Securities Act.

                  "OFFICER" means the Chairman or Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, its Chief Executive Officer, its Chief Operating Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

                  "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of December 18, 2000 between the Company and the Initial Purchasers.

                  "REGULATION S" means Regulation S under the Securities Act.

                  "REGULATION S GLOBAL SECURITY" means a permanent Global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S.

                  "RESTRICTED SECURITY" means a Security that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

                  "RULE 144A GLOBAL SECURITY" means a permanent Global Security in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the 5% Convertible Subordinated Notes Due 2007 issued by the Company pursuant to this Indenture.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on, rent payable under, and any other amounts due on or in connection with any and all Indebtedness of the Company (including, without limitation, fees, costs, expenses and any interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder of such Indebtedness against the bankruptcy or other insolvency estate of the Company in such proceeding), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions, refinancings, replacements or refundings of, or amendments, modifications or supplements to the foregoing); PROVIDED, HOWEVER, that Senior Indebtedness does not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness of the Company to any subsidiary of the Company except to the extent such Indebtedness is pledged by such subsidiary as security for any Senior Indebtedness, (iii) accounts payable of the Company to trade creditors arising in the ordinary course of business, and (iv) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is PARI PASSU with, or is subordinated or junior to, the Securities.

                  "SUBSIDIARY" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more sub-sidiaries thereof or (ii) any other Person (other than a corporation) in which the Company, one or more subsidiaries thereof or the Company and one or more subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on tHe date of this Indenture, except as provided in Section 9.03.

                  "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

SECTION 1.02.         OTHER DEFINITIONS.

                   Term                                                           Defined in Section
                   ----                                                           ------------------
          "Bankruptcy Law"..............................................                 6.01
          "Business Day"................................................                13.07
          "Change in Control"...........................................                 3.07(l)
          "Closing Price"...............................................                10.06(h)
          "Common Dividend Amount"......................................                10.06(e)
          "Company Notice"..............................................                 3.07(b)
          "Continuing Director".........................................                 3.07(l)
          "Conversion Agent"............................................                 2.03
          "Current Market Price"........................................                10.06(h)
          "Custodian"...................................................                 6.01
          "Event of Default"............................................                 6.01
          "fair market value"...........................................                10.06(h)
          "Global Security".............................................                 2.01
          "Initial Purchasers"..........................................                 2.02
          "Legal Holiday"...............................................                13.07
          "Market Capitalization".......................................                10.06(e)
          "Participants"................................................                 2.15
          "Paying Agent"................................................                 2.03
          "Payment Blockage Notice".....................................                12.01(b)
          "Payment Blockage Period".....................................                12.01(b)
          "Payment Default".............................................                12.01(b)
          "Physical Securities".........................................                 2.15(b)
          "Private Placement Legend"....................................                 2.17
          "Record Date".................................................                10.06(h)
          "Registrar"...................................................                 2.03
          "Repurchase Date".............................................                 3.07(a)
          "Repurchase Event"............................................                 3.07(l)
          "Repurchase Price"............................................                 3.07(a)

                                       -6-

          "Subject Securities"..........................................                10.06(d)
          "Termination of Trading"......................................                 3.07(l)
          "Trading Day".................................................                10.06(h)
          "Trigger Event"...............................................                10.06(d)
          "U.S. Government Obligations".................................                 8.01

SECTION 1.03.         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04.         RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural and in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                  THE SECURITIES


SECTION 2.01.         FORM AND DATING.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

                  Securities offered and sold in reliance on Rule 144A, Securities offered and sold in reliance on Regulation S and Securities subsequently transferred to Institutional Accredited Investors shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the "GLOBAL SECURITY"). The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.         EXECUTION AND AUTHENTICATION.

                  One Officer shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Securities for original issue in the principal amount of $250,000,000 and such additional principal amounts, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officers' Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of additional Securities, not to exceed $50,000,000, pursuant to Section l of the Purchase Agreement dated as of December 13, 2000 between the Company, as issuer, and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as initial purchasers (the "INITIAL PURCHASERS"), the Trustee shall authenticate and deliver such specified principal amount of additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee at least two full Business Days prior to the proposed date for delivery of such additional Securities, but, in any case, not later than January 15, 2001. The aggregate principal amount of Securities outstanding at any time may not exceed $300,000,000 except as provided in Section 2.07.

                  Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof. The Securities shall bear interest at the rate, calculated and paid, as provided in the form set forth in EXHIBIT A.

SECTION 2.03.         REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

SECTION 2.04.         PAYING AGENT TO HOLD MONEY IN TRUST.

                  Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.05.         SECURITYHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders.

SECTION 2.06.         TRANSFER AND EXCHANGE.

                  Where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue or authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section
3.03 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

                  No service charge shall be made for any registration of transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.10, 3.06,
9.05 or 10.02 not involving any transfer.

SECTION 2.07.         REPLACEMENT SECURITIES.

                  If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of both to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.

                  In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

                  Every replacement Security is an additional obligation of the Company.

SECTION 2.08.         OUTSTANDING SECURITIES.

                  Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

                  If the Paying Agent (other than the Company) holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.09.         SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

                  In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a subsidiary or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer knows are so owned shall be so disregarded.

SECTION 2.10.         TEMPORARY SECURITIES.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.         CANCELLATION.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and the Trustee may, but shall not be required to, destroy cancelled Securities and deliver a certificate of any such destruction to the Company or return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Ten.

SECTION 2.12.         DEFAULTED INTEREST.

                  If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest. It may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date and amount of interest to be paid.

SECTION 2.13.         CUSIP NUMBERS.

                  The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.         DEPOSIT OF MONEYS.

                  Prior to the close of business on the day prior to each interest payment date, maturity date, redemption date and Repurchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be.

SECTION 2.15.         BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the legend for Global Securities as set forth in EXHIBIT B(II).

                  Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. In addition, permanent certifi-cated Securities in registered form, in the form set forth in EXHIBIT A (the "PHYSICAL SECURITIES"), shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the aggregate principal amount of such Global Security in an amount equal to the aggregate initial aggregate principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of authorized denominations in an aggregate principal amount equal to the aggregate principal amount of the beneficial interest in the Global Security so transferred.

                  (d) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.         SPECIAL TRANSFER PROVISIONS.

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date for such Security; PROVIDED, HOWEVER, that the transferor shall represent to the Registrar that, to the transferor's knowledge, neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date for such Security or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB

         (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto and any legal opinions and certifications required thereby and
         (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto;

                 (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the aggregate principal amount of the Global Security in an amount equal to the aggregate principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

                (iii) if the proposed transferor is a Participant seeking to transfer an interest in the Rule 144A Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Rule 144A Global Security in an amount equal to the aggregate principal amount of the Securities to be transferred and (B) an increase in the aggregate principal amount of the Regulation S Global Security or the IAI Global Security, as the case may be, in an amount equal to the aggregate principal amount of the Securities to be transferred.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date for such Security; PROVIDED, HOWEVER, that the transferor shall represent to the Registrar that, to the transferor's knowledge, neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date for such Security or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                 (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and

                (iii) if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Security or the IAI Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Regulation S Global Security or the IAI Global Security, as the case may be, in an amount equal to the aggregate principal amount of the Securities to be transferred and (B) an increase in the aggregate principal amount of the Rule 144A Global Security in an amount equal to the aggregate principal amount of the Securities to be transferred.

                  (c) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (d) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date for such Security (PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date for such Security), (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT E hereto. Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities and an authentication order in accordance with Section 2.02 and, if required by the Depository, the Company shall deliver to the Depository a letter of representations in a form reasonably acceptable to the Depository.

                  (e) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

                  (f) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the Issue Date for such Security, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

SECTION 2.17.         RESTRICTIVE LEGENDS.

                  Each Global Security and Physical Security that constitutes a Restricted Security shall bear the private placement legend (the "PRIVATE PLACEMENT LEGEND") as set forth in EXHIBIT B(I) on the face thereof until after the second anniversary of the later of the Issue Date for such Securities and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).


                                  ARTICLE THREE

                             REDEMPTION; REPURCHASE


SECTION 3.01.         NOTICES TO TRUSTEE.

                  If the Company wants to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee at least 45 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the aggregate principal amount of Securities to be redeemed. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation (other than Securities repurchased pursuant to Section 3.07), it shall deliver the Securities with the notice.

SECTION 3.02.         SELECTION OF SECURITIES TO BE REDEEMED.

                  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on either a pro rata basis or by lot or such other method as the Trustee shall deem fair and equitable. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them it selects shall be in amounts of $1,000 principal amount or whole multiples of $1,000 principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  The Registrar need not register the transfer of or exchange any Securities selected for redemption. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.

SECTION 3.03.         NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail or cause to be mailed a notice of redemption to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed and shall state:

                  (1)      the redemption date;

                  (2) the redemption price, plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;

                  (3)      the then current conversion rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;

                  (6) that Holders who want to convert Securities must satisfy the requirements in Article Ten;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (8) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                  (9)      the CUSIP number of the Securities.

                  The date on which the right to convert the principal of the Securities called for redemption will terminate shall be at the close of business on the date prior to the redemption date, or, if the day before the redemption date is a Legal Holiday, the close of business on the next preceding day which is not a Legal Holiday.

                  At the Company's request (which request shall be furnished to the Trustee at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee)), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the form and content of such notice shall be prepared by the Company.

SECTION 3.04.         EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest to the date of redemption, and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date, unless the redemption date is an interest payment date, in which case the accrued interest will be paid in the ordinary course.

SECTION 3.05.         DEPOSIT OF REDEMPTION PRICE.

                  By the close of business on the day prior to the redemption date, the Company shall deposit with the Paying Agent pursuant to Section 2.14 money in funds immediately available on the redemption date sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose because of conversion of Securities.

SECTION 3.06.         SECURITIES REDEEMED IN PART.

                  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  If a portion of a Holder's Securities is selected for partial redemption and that Holder converts a portion of that Holder's Securities, the converted portion shall be deemed (as far as may be) to be the portion selected for redemption.

SECTION 3.07.         REPURCHASE AT OPTION OF HOLDER UPON A REPURCHASE EVENT.

                  (a) If there shall occur a Repurchase Event (as defined in (l) below), then each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), on the date (the "REPURCHASE DATE") that is forty (40) calendar days after the date of the Company Notice (as defined below) of such Repurchase Event (or, if such 40th day is not a Business Day, the next succeeding Business Day). Such repurchase shall be made in cash at a price equal to 100% of the principal amount of Securities such Holder elects to require the Company to repurchase, together with accrued interest, if any, to but excluding the Repurchase Date (the "REPURCHASE PRICE") (or, at the option of the Company, by delivery of Common Stock in accordance with the provisions of Section 3.07(k)); PROVIDED, HOWEVER, that if such Repurchase Date is June 15 or December 15, then the interest payable on such date shall be paid to the holder of record of the Security on the next preceding June 1 or December 1, respectively. No Securities may be repurchased at the option of Holders upon a Repurchase Event if there has occurred and is continuing an Event of Default, other than a default in the payment of the Repurchase Price with respect to such Securities on the Repurchase Date.

                  (b) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, on or before the fifteenth (15th) calendar day after the occurrence of a Repurchase Event, the Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Securities a notice (the "COMPANY NOTICE") in the form prepared by the Company of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Company Notice to the Trustee and cause a copy of such Company Notice, or a summary of the information contained therein, to be published once in a newspaper of general circulation in The City of New York. The Company Notice shall contain the following information:

                  (1)      the Repurchase Date;

                  (2) the date by which the repurchase right must be exercised;

                  (3) the last date by which the election to require repurchase, if submitted, must be revoked;

                  (4) the Repurchase Price and whether the Repurchase Price shall be payable in cash or Common Stock and, if payable in Common Stock, the method of calculating the amount of the Common Stock to be delivered upon the repurchase as provided in Section 3.07(k);

                  (5) a description of the procedure which a Holder must follow to exercise a repurchase right;

                  (6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where Securities may be surrendered for conversion; and

                  (7)      the CUSIP numbers of the Securities.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

                  If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

                  (c) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the twenty-fifth (25th) day after the Company Notice was delivered (i) written notice to the Company (or agent designated by the Company for such purpose) of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a Holder shall be revocable at any time prior to, but excluding, the Repurchase Date, by delivering written notice to that effect to the Trustee prior to the close of business on the Business Day prior to the Repurchase Date.

                  (d) If the Company fails to repurchase on the Repurchase Date any Securities (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Securities shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Securities and each such Security shall be convertible into Common Stock in accordance with this Indenture until the principal of such Security shall have been paid or duly provided for.

                  (e) Any Security which is to be repurchased only in part shall be surrendered to the Trustee duly endorsed for transfer to the Company and accompanied by appropriate evidence of genuineness and authority satisfactory to the Company and the Trustee duly executed by the Holder thereof (or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

                  (f) By the close of business on the day prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent, pursuant to Section 2.14, the Repurchase Price in cash for payment to the Holder on the Repurchase Date; PROVIDED that if the Repurchase Price is to be paid in shares of Common Stock, such shares of Common Stock are to be paid as promptly after the Repurchase Date as practicable.

                  (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase

Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

                  (h) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock otherwise issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

                  (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

                  (j) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled in accordance with the provisions of Section 2.11.

                  (k) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock if and only if the following conditions shall have been satisfied:

                  (i) the shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this
         Section 3.07, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

                 (ii) such shares have been registered under the Securities Act or are freely transferable without such registration;

                (iii) the issuance of such Common Stock does not require registration with or approval of any governmental authority under any state law or any other federal law, which registration or approval has not been made or obtained;

                 (iv) such shares have been approved for quotation on the Nasdaq National Market or listing on a national securities exchange; and

                  (v) such shares will be issued out of the Company's authorized but unissued stock and, upon issuance, will be duly and validly and fully paid and non-assessable and free of any preemptive rights.

                  (l)  For purposes of this Section 3.07:

                  (i) the term "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Indenture, promulgated by the SEC pursuant to the Exchange Act;

                 (ii) the term "PERSON" or "GROUP" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d) and 14(d) of the Exchange Act as in effect on the date of this Indenture;

                (iii) the term "CONTINUING DIRECTOR" means at any date a member of the Company's Board of Directors (i) who was a member of such board on December 13, 2000 or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the Continuing Directors; and

                 (iv) the term "REPURCHASE EVENT" means a Change in Control or a Termination of Trading, in each case defined as follows:

                           A "CHANGE IN CONTROL" shall be deemed to have
                  occurred when (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13-d3 and 13-d5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "VOTING STOCK"); (ii) the Company is liquidated or dissolved; (iii) the Company (A) consolidates with or merges into any other Person or any other Person merges into the Company, and in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such trans-action, more than 50% of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (B) conveys, transfers or leases all or substantially all of its assets to any Person other than a subsidiary or subsidiaries; or (iv) Continuing Directors do not at any time constitute a majority of the Board of Directors of the Company; PROVIDED that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price of the Common Stock for any five (5) Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on the date on which the Change in Control occurs or (y) in the case of a merger or consolidation otherwise constituting a Change in Control, all of the consideration (excluding cash payments for fractional shares) in such merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such Common Stock.

                           A "TERMINATION OF TRADING" shall have occurred if the
                  Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.         PAYMENT OF SECURITIES.

                  The Company shall pay the principal amount, premium, if any, of and any accrued and unpaid interest on the Securities on the dates and in the manner provided in the Securities. The principal, premium, if any, and any accrued and unpaid interest thereon shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the principal, premium, if any, and any accrued and unpaid interest thereon.

                  The Company shall pay interest on any overdue principal at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable law.

SECTION 4.02.         MAINTENANCE OF OFFICE OR AGENCY.

                  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

                  The Company also shall comply with the provisions of TIA
Section 314(a).

SECTION 4.03.         REPORTS TO HOLDERS.

                  (a) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act.

                  (b) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly provide the information required by Rule 144A(d)(4) to any Holder that so requests.

                  (c) In addition, if and when this Indenture becomes subject to the TIA, the Company will file a copy of all such information with the SEC for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. The Company will also comply with the other provisions of TIA Section 314(a).

SECTION 4.04.         COMPLIANCE CERTIFICATE.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the

Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

SECTION 4.05.         STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.06.         CORPORATE EXISTENCE.

                  Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each subsidiary in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

SECTION 4.07.         NOTICE OF DEFAULT.

                  In the event that any Default under Section 6.01 hereof shall occur the Company will give prompt written notice of such Default to the Trustee.


                                  ARTICLE FIVE

                    CONSOLIDATION, MERGER AND SALE OF ASSETS


SECTION 5.01.         WHEN COMPANY MAY MERGE, ETC.

                  The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, another Person unless such other Person is a corporation, limited liability company, partnership, trust or other business entity organized under the laws of the United States, any State thereof or the District of Columbia and such Person assumes by supplemental indenture all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement, and immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

                  Notwithstanding the foregoing, any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries.

SECTION 5.02.         SUCCESSOR SUBSTITUTED.

                  Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. When the successor corporation assumes all obligations of the Company hereunder, all obligations of the predecessor corporation shall terminate.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES


SECTION 6.01.         EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" occurs if:

                  (1) the Company fails to pay the principal of or any premium on the Securities when due (whether or not prohibited by the provisions set forth in Article Twelve hereof);

                  (2) the Company fails to pay any interest on the Securities for 30 days when due (whether or not prohibited by the provisions set forth in Article Twelve hereof);

                  (3) the Company fails to perform any other covenant in this Indenture for the period of 90 days after the notice specified in the last paragraph of this Section 6.01;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an involuntary case,

                           (B) appoints a Custodian of the Company for all or substantially all of its property, or

                           (C)      orders the liquidation of the Company,

         and the order or decree remains unstayed and in effect for 90 consecutive days.

                  The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the Company does not cure the default within 90 days after receipt of the notice of such default. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a default is cured, it ceases.

SECTION 6.02.         ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of, premium, if any, and any accrued and unpaid interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) occurs, the entire principal amount of the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  The Company shall promptly notify holders of Designated Senior Indebtedness if payment of the Securities is accelerated because of an Event of Default. Any payments by the Company on the Securities following any such accelerating will be subject to the subordination provisions of Article Twelve to the extent provided therein.

                  After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived, (ii) the rescission would not conflict with any judgment or decree and (iii) the Company shall have paid all amounts due pursuant to Section 7.07.

SECTION 6.03.         OTHER REMEDIES.

                  Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

SECTION 6.04.         WAIVER OF PAST DEFAULTS.

                  Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences. When a Default or an Event of Default is waived, it is cured and ceases.

SECTION 6.05.         CONTROL BY MAJORITY.

                  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action reasonably deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.         LIMITATION ON SUITS.

                  Except as provided in Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.         RIGHTS OF HOLDERS TO RECEIVE PAYMENT OR CONVERT.

                  Notwithstanding any other provision of this Indenture, (i) the right of any Holder to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder and
(ii) the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.         COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid and amounts due to the Trustee under
Section 7.07.

SECTION 6.09.         TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.         PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to holders of Senior Indebtedness to the extent required by Article Twelve;

                  THIRD: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                  FOURTH:  to the Company.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this
Section 6.10.

SECTION 6.11.         UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates for such Securities.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01.         DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-ture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

                  (g) Whether or not expressly provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven and apply to the Trustee in its capacity as Registrar, Paying Agent and Conversion Agent.

SECTION 7.02.         RIGHTS OF TRUSTEE.

                  (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

                  (d) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with the advice or Opinion of Counsel, PROVIDED, HOWEVER, that this provision shall not protect the Trustee from liability for its own gross negligence or willful misconduct.

                  (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its discretion, rights or powers hereunder.

                  (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in absence of bad faith on its part, rely upon an Officers' Certificate.

                  (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (i) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or
(2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder.

                  (j) The right of the Trustee to perform any discretionary act hereunder shall not be construed as a duty.

SECTION 7.03.         INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04.         TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securi-ties; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.         NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, and interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.         REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each December 15 beginning with December 15, 2001, the Trustee shall mail to each Holder, to the extent required by TIA Section 313(c), a brief report dated as of such reporting date that complies with TIA Section 313(a). In such event, the Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.         COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee, its officers, employees, successors and assigns against any loss or liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of, premium, if any, and interest on particular Securities.

                  The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee and the termination of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.         REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign by so notifying the Company in writing 30 days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The re-tiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09.         SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers, by sale or otherwise, all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 7.10.         ELIGIBILITY; DISQUALIFICATION.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have (or in the case of a bank or trust company which is a member of a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE


SECTION 8.01.         TERMINATION OF COMPANY'S OBLIGATIONS.

                  The Company may terminate its substantive obligations in respect of the Securities if the Securities mature within six months, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption, by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Securities or otherwise. In addition to the foregoing, the Company may terminate its obligations under Sections 3.07, 4.03 and 4.06 (other than with respect to the corporate existence of the Company), and no Default or Event of Default under Section 6.01(3) shall thereafter apply, by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged ("U. S. GOVERNMENT OBLIGATIONS") sufficient (without reinvestment) to pay the principal of, premium, if any, and interest on the Securities at maturity or an earlier redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations and (iii) delivering to the Trustee an Officers'

Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(4), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)), terminate all of its substantive obligations in respect of the Securities (including its obligations to pay the principal of, premium, if any, and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay the principal of, premium, if any, and interest on the Securities at maturity or on earlier redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect and (iii) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

                  Notwithstanding the foregoing paragraph, the Company's obligations in Article Ten and Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13 and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and
8.04 shall survive.

                  After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.02.         APPLICATION OF TRUST MONEY.

                  Subject to the provisions of Section 8.03, the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from U.S. Government obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal of, premium, if any, and interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article Twelve.

SECTION 8.03.         REPAYMENT TO COMPANY.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of the principal of, premium, if any, and interest that remains unclaimed for a period ending on the earlier of the date that is ten (10) Business Days prior to the date such money would escheat to the state or two years after such principal, premium, if any, and interest became due and payable; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.04.         REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that to the extent the Company makes any payment of the principal of, premium, if any, and interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                                   AMENDMENTS


SECTION 9.01.         WITHOUT CONSENT OF HOLDERS.

                  The Company, when authorized by a Board Resolution, may modify, amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2)      to comply with Sections 5.01 and 10.07;

                  (3) to provide for uncertificated Securities in addition to certificated Securities; or

                  (4) to make any change that does not adversely affect the rights of any Holder.


SECTION 9.02.         WITH CONSENT OF HOLDERS.

                  The Company, when authorized by a Board Resolution, may modify, amend or supplement this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (1)      change the stated maturity of the Securities;

                  (2) reduce the principal, premium, if any, or interest on the Securities;

                  (3) change the place of payment from New York, New York or change the currency in which the Securities are payable;

                  (4) waive a default in the payment of the principal of, premium, if any, or interest on any Security;

                  (5) make any change in Section 6.04, Section 6.07 or this Section 9.02;

                  (6) modify the provisions of Article Twelve in a materially adverse manner to the Holders; or

                  (7) make any change that adversely affects the right to convert any Security.

                  Furthermore, an amendment under this Article Nine may not make any change that adversely affects the rights of any holder of Senior Indebtedness under Article Twelve unless the holders of such Senior Indebtedness consent to such change pursuant to the terms governing such Senior Indebtedness. It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

                  Promptly after an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

SECTION 9.03.         COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.         REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.         NOTATION ON OR EXCHANGE OF SECURITIES.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.         TRUSTEE PROTECTED.

                  The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon, in addition to the documents required by Section 13.04, an Opinion of Counsel and an Officers' Certificate that any supplemental indenture, modification, amendment or waiver complies with the Indenture.


                                   ARTICLE TEN

                                   CONVERSION


SECTION 10.01.        CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

                  A Holder of a Security may convert the principal of such Security into Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: divide each $1,000 of the principal amount to be converted by the Conversion Price in effect on the conversion date and round the result to the nearest 1/100th of a share. The Conversion Price is subject to adjustment in accordance with Section 10.06.

                  A Holder may convert a portion of the principal of such Security if the portion is at least $1,000 principal amount or a whole multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

                  Any shares issued upon conversion of a Security shall bear the Private Placement Legend set forth in Exhibit B(I) until after the second anniversary of the later of the Issue Date for such Security and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or such longer period of time as may be required under the Securities Act or applicable state securities laws unless otherwise agreed by the Company and the Holder thereof).

SECTION 10.02.        CONVERSION PROCEDURE.

                  To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

                  Except as described below, no payment or adjustment will be made for accrued interest on, or liquidated damages with respect to, a converted Security or for dividends on any Common Stock issued on conversion. If any Security is converted between a record date for the payment of interest and the next succeeding interest payment date, unless such Security has been called for redemption on a redemption date between such dates, such Security must be accompanied by funds equal to the interest payable to the registered Holder on such interest payment date on the principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the applicable record date.

                  If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

                  Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                  If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

SECTION 10.03.        FRACTIONAL SHARES.

                  The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in lieu of the fractional share based upon the current market value of the Common Stock. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price of the Common Stock on the Trading Day immediately preceding the conversion date.

SECTION 10.04.        TAXES ON CONVERSION.

                  If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

SECTION 10.05.        COMPANY TO PROVIDE STOCK.

                  The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the Securities, including such greater number of shares of Common Stock into which such Securities shall be convertible into as a result of a Conversion Price adjustment contemplated by Section 10.06 hereof.

                  All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

                  The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

SECTION 10.06.        ADJUSTMENT OF CONVERSION PRICE.

                  The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the Record Date with respect to stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                  (c) In case the outstanding shares of Common Stock shall be split or subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.06(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 10.06(b), (2) dividends and distributions (A) in connection with the liquidation, dissolution or winding up of the Company or (B) paid exclusively in cash and (3) any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10.07 applies) (the foregoing hereinafter in this Section 10.06(d) called the "SUBJECT SECURITIES"), unless the Company elects to reserve such Subject Securities for distribution to the Holders upon conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Subject Securities which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the Record Date for such distribution of the Subject Securities, then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value on such date of the portion of the Subject Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that in the event the then fair market value of the portion of the Subject Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of Subject Securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.
         In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  For purposes of this Section 10.06(d), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances) that are (i) deemed to be transferred with such shares of Common Stock; (ii) not exercisable; and (iii) issued in respect of future issuances of Common Stock, until the occurrence of a specified event or events ("TRIGGER EVENT") shall be deemed not to have been distributed and no adjustment to the Conversion Price with respect thereto shall be made until the occurrence of the earliest Trigger Event. If any such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 10.06(d), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  For purposes of this Section 10.06(d) and Sections 10.06(a) and (b), any dividend or distribution to which this Section 10.06(d) is otherwise applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants (other than such shares of Common Stock or rights or warrants) (and any Conversion Price reduction required by this Section 10.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10.06(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of Section 10.06(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 10.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 10.06(a).

                  With respect to any stockholder rights plan existing on the date hereof or in the event that the Company implements any other stockholder rights plan, upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion); PROVIDED, a Holder who is a holder of Common Stock (or direct or indirect interests therein) at the time of conversion, but who is not entitled as such a holder to such rights pursuant to the terms of any such plan, shall not be eligible to receive any such rights hereunder. Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of the other provisions of this Section 10.06(d) and no adjustment of the Conversion Price shall be made.

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section
         10.07 applies or as part of a distribution referred to in Section 10.06(d)), in an aggregate amount that, combined together with (1) the aggregate amount of all other such all-cash distributions to all holders of its Common Stock within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.06(e) has been made, and (2) the aggregate of any cash plus the fair market value of consideration payable in respect of any tender offer by the Company or any subsidiary for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10.06(f) has been made (such aggregate amount, the "COMMON DIVIDEND AMOUNT"), exceeds 10% of the product of the Current Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date (the "MARKET CAPITALIZATION"), then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount by which the Common Dividend Amount exceeds 10% of the Market Capitalization and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender offer shall require the payment to holders of Common Stock of an aggregate consideration that together with

                           (1) the aggregate of the cash plus the fair market
                  value of consideration payable in respect of any other tender offers by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve
                  (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 10.06(f) has been made, and

                           (2) the aggregate amount of any all-cash
                  distributions to all holders of the Company's Common Stock made within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.06(e) has been made, exceeds 10% of the product of the Current Market Price as of the time of expiration of such tender offer times the number of shares of Common Stock outstanding at such time, then, and in each such case, immediately prior to the opening of business on the day after the expiration of such tender offer, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the expiration of such tender offer by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of expiration of the tender offer multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender offer and the denominator shall be the sum of (x) the fair market value of the aggregate consideration payable for all shares of Common Stock validly tendered and not withdrawn as of the date of expiration of the tender offer and (y) the product of the number of shares of Common Stock outstanding less all shares validly tendered and not withdrawn as of the date of expiration of the tender offer and the Current
         Market Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender offer, such reduction (if any) to become effective immediately prior to the opening of business on the day following the date of expiration of the tender offer. In the event the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 10.06(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.06(f).

                  (g) In case of a tender or exchange offer made by a Person other than the Company or any subsidiary for an amount which increases such Person's ownership of Common Stock to more than 25% of the Common Stock outstanding and involves the payment by such Person of consideration per share of Common Stock having a fair market value that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the closing date of such offer, and, as of the closing date of such offer, the Board of Directors does not recommend rejection of such offer, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect on the closing date of such offer by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the closing date of such offer multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the closing date of such offer and the denominator shall be the sum of (x) the fair market value of the aggregate consideration payable for all shares validly tendered or exchanged and not withdrawn as of the closing date of such offer and (y) the product of the number of shares of Common Stock outstanding less all shares validly tendered and not withdrawn as of the closing date of such offer and the Current Market Price of the Common Stock on the Trading Day next succeeding the closing date of such offer, such reduction to become effective immediately prior to the opening of business on the day following the closing date of such offer. In the event such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.06(g) shall not be made if, as of the closing date of such offer, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Five.

                  (h) For purposes of this Section 10.06, the following terms have the meanings indicated:

                           (1) "CLOSING PRICE" with respect to any securities on
                  any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                           (2) "CURRENT MARKET PRICE" shall mean the average of
                  the Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date for which a Current Market Price is required; PROVIDED, HOWEVER, that:

                                    (1) if the "ex" date (as hereinafter
                           defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.06(a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, then the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event,

                                    (2) if the "ex" date for any event (other
                           than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.06(a), (b),
                           (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, then the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and

                                    (3) if the "ex" date for the issuance or
                           distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                           For purposes of any computation under Sections
                  10.06(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; PROVIDED, HOWEVER, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.06(a), (b), (c), (d),
                  (e), (f) and (g) occurs on or after the date of expiration of the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.

                           For purposes of this definition, the term "ex" date,
                  (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                           (3) "FAIR MARKET VALUE" shall mean the amount which a
                  willing buyer would pay a willing seller in an arm's length transaction determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                           (4) "RECORD DATE" shall mean, with respect to any
                  dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                           (5) "TRADING DAY" shall mean (x) if the applicable
                  security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange, as the case may be, is open for business,
                  (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or
                  (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 10.06(a), (b), (c),
         (d), (e), (f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the register maintained by the Registrar a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; HOWEVER, any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Ten shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee, and any Conversion Agent other than the Trustee, an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge remains in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder of each Security at his last address appearing on the register maintained by the Registrar, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (l) In any case in which this Section 10.06 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to
         Section 10.03.

                  (m) For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 10.07.        EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE

                  In the case of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then, unless an adjustment with respect thereto shall be made pursuant to Section 10.06, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that the Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Ten. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock include shares of stock or other securities and assets of a Person other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the register maintained by the Registrar, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

SECTION 10.08.        NOTICE OF CERTAIN TRANSACTIONS.

                  If:

                  (1) the Company proposes to take any action that would require an adjustment in the conversion rate;

                  (2) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 10.07; or

                  (3) there is a proposed liquidation, winding up or dissolution of the Company,

the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 10.09.        COMPANY DETERMINATION FINAL.

                  Any determination that the Board of Directors makes pursuant to this Article is conclusive, absent manifest error.

SECTION 10.10.        TRUSTEE'S DISCLAIMER.

                  The Trustee has no duty to determine when an adjustment under this Article or under the terms of the Securities should be made, how it should be made or what it should be. Such information shall be timely provided to the Trustee in an Officers' Certificate. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.07 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section 10.10 as the Trustee.


                                 ARTICLE ELEVEN

                                   [RESERVED]

                                 ARTICLE TWELVE

                                  SUBORDINATION


SECTION 12.01.        SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

                  The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

                  (a) Upon any distribution of assets of the Company, upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in cash or other consideration satisfactory to the holders of Senior Indebtedness in respect of principal (and premium, if any) and interest, or provision shall be made for such amount in cash or other consideration satisfactory to the holders of Senior Indebtedness, before the Holders of any of the Securities are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of (or premium, if any) or interest on the indebtedness evidenced by the Securities.

                  For purposes of this Article Twelve, the words, "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Twelve with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; PROVIDED that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.01(a) if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

                  (b) No payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities or to acquire any of the Securities, if (i) any default in payment of the principal of or premium, if any, or interest on, rent under, or any other payment obligation under any Senior Indebtedness occurs and is continuing (a "PAYMENT DEFAULT") beyond any applicable grace period with respect thereto, unless and until all such payments due in respect of such Senior

Indebtedness have been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness or such default shall have been cured or waived or shall have ceased to exist, (ii) any event of default, other than a Payment Default, with respect to any Designated Senior Indebtedness occurs and is continuing permitting the holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and the Trustee receives notice thereof from the Company or by any holders of such Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (the "PAYMENT BLOCKAGE NOTICE"), for a period (the "PAYMENT BLOCKAGE PERIOD") ending on the earlier of the date on which such event of default shall have been cured or waived or shall have ceased to exist or 179 days after receipt of the Payment Blockage Notice, or (iii) any judicial proceeding shall be pending with respect to any such default in payment or event of default; PROVIDED, FURTHER, any number of additional Payment Blockage Periods may be commenced during an existing Payment Blockage Period; PROVIDED, HOWEVER, that no such additional Payment Blockage Period shall extend beyond the initial Payment Blockage Period. Notwithstanding anything in the subordination provisions of this Indenture or the Securities to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date of the Payment Blockage Notice in respect thereof was given and (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent payment blockage notice.

                  (c) If the maturity of the Securities is accelerated, no payment may be made on the Securities until all amounts due or to become due on Senior Indebtedness have been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness or until such acceleration has been cured or waived.

                  (d) In the event that, notwithstanding the foregoing provisions of Sections 12.01(a), (b) and (c), any payment on account of principal of or interest on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment is not permitted by any of such provisions, then, unless and until all Senior Indebtedness (or Designated Senior Indebtedness, in the case of Section 12.01(b)) is paid in full in cash or other consideration satisfactory to the holders thereof, or such payment is otherwise permitted to be made by the provisions of each of Sections 12.01(a), 12.01(b) and 12.01(c) (subject, in each case, to the provisions of Section 12.07), such payment on account of principal of or interest on the Securities shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness (or Designated Senior Indebtedness, in the case of Section 12.01(b)) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness (or Designated Senior Indebtedness, in the case of Section 12.01(b)) may have been issued, as their interests may appear.

                  Regardless of anything to the contrary herein, nothing shall prevent (A) any payment by the Company or the Trustee to Holders of amounts in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Section 3.01 prior to the receipt by the Trus-tee of a Payment Blockage Notice, and (ii) such notice of redemption is given not earlier than 75 days before the Redemption Date, or (B) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Section 8.01.

SECTION 12.02.        SUBROGATION.

                  Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 12.01, the Holders of the Securities (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the Securities and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 12.03.        OBLIGATION OF COMPANY UNCONDITIONAL.

                  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 12.04.        MODIFICATION OF TERMS OF SENIOR INDEBTEDNESS.

                  Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee.

                  No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

SECTION 12.05.        [RESERVED]

SECTION 12.06.        EFFECTUATION OF SUBORDINATION BY TRUSTEE.

                  Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee in his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his or attorney-in-fact for any and all such purposes.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

SECTION 12.07.        KNOWLEDGE OF TRUSTEE.

                  Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness, of any default in payment of principal, premium (if any) or interest on any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Trust Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Securities, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Indebtedness, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; PROVIDED, HOWEVER, that unless on a date one (1) Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 12.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 12.08.        TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

                  The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 7.07.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 12.09.        RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS NOT IMPAIRED.

                  No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 12.10.        CERTAIN CONVERSIONS NOT DEEMED PAYMENT.

                  For the purposes of Article Ten only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Ten shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 10.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest on such Security. For the purposes of this Section 12.10, the term "junior securities" means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such note in accordance with Article Ten.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01.        TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02.        NOTICES.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this
Section 13.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  All notices or communications shall be in writing.

                  The Company's address is:

                           Gilead Sciences, Inc.
                           333 Lakeside Drive
                           Foster City, California 94404

                           Attention:  Gregg Alton, Esq., General Counsel

                  The Trustee's address is:

                           Chase Manhattan Bank and Trust Company,
                                National Association
                           101 California Street, Suite 2725
                           San Francisco, California 94111

                           Attention:  Rose Maravilla

                  The Trustee's address for purposes of Section 4.02 is:

                           Chase Manhattan Bank and Trust Company,
                                National Association
                           c/o The Chase Manhattan Bank
                           55 Water Street, North Building
                           New York, New York  10041



SECTION 13.03.        COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 13.05.        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.06.        RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 13.07.        LEGAL HOLIDAYS.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

                  A "Business Day" is a day other than a Legal Holiday.

SECTION 13.08.        NO RECOURSE AGAINST OTHERS.

                  All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 13.09.        DUPLICATE ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.10.        GOVERNING LAW.

                  The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

SECTION 13.11.        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.12.        SUCCESSORS.

                  All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.13.        SEPARABILITY.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 13.14.        TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.



                                     GILEAD SCIENCES, INC.


                                     By:    /s/ John C. Martin
                                            ------------------------------------
                                            Name: John C. Martin
                                            Title: President and Chief Executive
                                            Officer


                                     THE CHASE MANHATTAN BANK AND TRUST
                                        COMPANY, NATIONAL ASSOCIATION,
                                        as Trustee


                                     By:    /s/ Rose T. Maravilla
                                            ------------------------------------
                                            Name: Rose T. Maravilla
                                            Title: Assistant Vice President

                                                                       EXHIBIT A

REGISTERED                      [Face of Security]
NUMBER                                                                   DOLLARS


                              GILEAD SCIENCES, INC.


                   5% CONVERTIBLE SUBORDINATED NOTE DUE 2007

         GILEAD SCIENCES, INC., a Delaware corporation (herein called the
"COMPANY"), for value received, hereby promises to pay to          or
registered assigns, the principal sum of          Dollars on December 15, 2007,
and to pay interest thereon as provided on the reverse hereof on the principal sum, until the principal hereof and any unpaid and accrued interest is paid or duly provided for. The right to payment of principal, premium, if any, and interest is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

         Interest Payment Dates: June 15 and December 15, with the first payment to be made on June 15, 2001.

         Record Dates: June 1 and December 1.

         IN WITNESS WHEREOF, GILEAD SCIENCES, INC. has caused this instrument to be duly signed.

                                          GILEAD SCIENCES, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


Dated:

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK AND TRUST COMPANY,
  NATIONAL ASSOCIATION, as Trustee


By:
    ------------------------------------------------
               Authorized Officer

                              [REVERSE OF SECURITY]

                              GILEAD SCIENCES, INC.

                    5% CONVERTIBLE SUBORDINATED NOTE DUE 2007


         1. INTEREST. Gilead Sciences, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, with the first payment to be made on June 15, 2001. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from December 18, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. MATURITY. The Securities will mature on December 15, 2007 unless earlier converted, redeemed or repurchased pursuant to the terms hereof and the Indenture.

         3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date except that
(i) interest payable upon redemption or repurchase, unless the date of redemption or repurchase is an interest payment date, will be payable to the Person to whom the principal is payable and (ii) in the case of any Security or portion of any Security that is converted into Common Stock during the period from, but excluding, a record date for any interest payment date to, but excluding, that interest payment date either (A) if the Security, or portion of the Security, has been called for redemption on a redemption date that occurs during that period, or is to be repurchased on a Repurchase Date that occurs during that period, the Company will not be required to pay interest on that interest payment date in respect of any Security, or portion of any Security, that is so redeemed or repurchased; or (B) if otherwise, any Security or portion of any Security that is not called for redemption but is submitted for conversion during that period must be accompanied by funds equal to the interest payable on that interest payment date on the principal amount so converted. Holders must surrender Securities to a Paying Agent to collect the principal payments. The Company will pay the principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender. Principal and interest may, at the Company's option, be paid either (i) by check mailed to the address of the Person entitled to the interest as it appears in the register kept by the Registrar (provided (a) payments to the Depository will be made by wire transfer of immediately available funds to the account of the Depository or its nominee and (b) a Holder with an aggregate principal amount of Securities in excess of $10 million will, at the written election of the Holder, filed on or before the relevant record date with the Trustee, be paid by wire transfer in immediately available funds); or (ii) by transfer to an account maintained by that Person located in the U.S.

         4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, Chase Manhattan Bank and Trust Company, National Association (the "TRUSTEE") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

         5. INDENTURE. The Company issued the Securities under an Indenture dated as of December 18, 2000 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to a maximum of $250,000,000 aggregate principal amount (plus such additional amount (up to an aggregate of $300,000,000) purchased by the Initial Purchasers pursuant to the option described in
Section 2.02), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         6. OPTIONAL REDEMPTION BY THE COMPANY. At any time on or after December 20, 2003, the Company may redeem the Securities on at least 30 days' notice as a whole or, from time to time, in part at the following prices, expressed as a percentage of the principal amount, together with accrued interest to, but excluding, the date fixed for redemption:

                                                                                        Redemption
Period                                                                                     Price
-------                                                                               --------------
Beginning December 20, 2003 and ending on December 14, 2004........................      102.857%
Beginning December 15, 2004 and ending on December 14, 2005........................      102.143%
Beginning December 15, 2005 and ending on December 14, 2006........................      101.429%
Beginning December 15, 2006 and ending on December 14, 2007........................      100.714%

Any accrued interest becoming due on the date fixed for redemption will be payable to the holders of record on the relevant record date of the Securities being redeemed.

         7. NOTICE OF REDEMPTION. Notice of redemption pursuant to paragraph 6 will be mailed at least 30 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

         8. REPURCHASE AT OPTION OF HOLDER. Pursuant to Section 3.07 of the Indenture within 15 days after a Repurchase Event occurs, the Company is required to give notice of the Repurchase Event to the Holders. Each Holder has the right, at its option, to require the Company to repurchase all or any portion of the Securities 40 days after the notice of repurchase event is mailed. The Repurchase Price will be 100% of the principal amount of the Securities submitted for repurchase, plus accrued and unpaid interest to, but excluding, the Repurchase Date. If a Repurchase Date is an interest payment date, then the interest payable on that date will be paid to the holder of record on the relevant record date. Subject to the conditions of Section 3.07 of the Indenture, the Company, at its option, instead of paying the Repurchase Price in cash, may pay the Repurchase Price in Common Stock, valued at 95% of the average of the Closing Prices for the five Trading Days immediately before and including the third Trading Day preceding the Repurchase Date.

         9. CONVERSION. A Holder of a Security may convert the principal of such Security into Common Stock at any time after the date of original issuance of the Security to the close of business on the business day prior to December 15, 2007, or (x) if the Security is called for redemp-tion by the Company, the Holder may convert it at any time before the close of business on the date that is one business day before the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to paragraph 8 hereof, the Holder may convert it at any time before the close of business on the date that is one business day before the date fixed for such repurchase. The initial Conversion Price is $98.25 per share of Common Stock, subject to adjustment in certain circumstances as set forth in Section 10.06 of the Indenture. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date and round the result to the nearest 1/100th share. The Company is not required to issue fractional shares of Common Stock upon conversion and, instead, will pay a cash amount as provided in Section 10.03 of the Indenture. Except as provided in Article Ten of the Indenture, no payment or adjustment for the principal of, premium, if any, interest on or liquidated damages with respect to, the Securities or for dividends on any Common Stock will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive. A Security which the Holder has elected to be repurchased may be converted only if the Holder withdraws its election to have such Security repurchased in accordance with the terms of the Indenture before the close of business on the business day prior to the Repurchase Date.

         To convert a Security a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a whole multiple of $1,000 principal amount.

         Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws as set forth in the Opinion of Counsel delivered to the Conversion Agent, unless otherwise agreed by the Company and the Holder thereof).

         10. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or reg-ister the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

         13. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, any Person unless, among other things, the Person is organized under the laws of the United States, any State thereof or the District of Columbia and such Person assumes by supplemental indenture all the obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement and after giving effect to the transaction no Default or Event of Default exists.

         Notwithstanding the foregoing, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries of the Company.

         14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with Sections 5.01 and 10.07 of the Indenture or to make any change that does not adversely affect the rights of any Holder.

         15. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any or the following: default in payment of the principal of or any premium on the Securities; default for 30 days in payment of interest; failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         16. REGISTRATION RIGHTS. The Holders are entitled to shelf registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

         17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

         GILEAD SCIENCES, INC.
         333 Lakeside Drive
         Foster City, California 94404

         ATTENTION:  Gregg Alton, Esq., General Counsel

                              [FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


------------------------------------------


--------------------------------------------------------------------------------
(please print or type name and address)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints


--------------------------------------------------------------------------------
attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
      ------------------------------------   -----------------------------------
                                             NOTICE: The signature on this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Security in every
                                             particular without alteration or
                                             enlargement or any change
                                             whatsoever and be guaranteed by the
                                             endorser's bank or broker.

Signature Guarantee:
                    ------------------------------------------------------------

         (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Security (which effectiveness shall have been suspended or terminated at the date of the transfer) and (ii) December 17, 2002 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1)    ____       to the Company or a subsidiary thereof; or

(2)    ____       pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933, as amended; or

(3)    ____       to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)    ____       outside the United States to a "foreign purchaser" in
                  compliance with Rule 904 of Regulation S under the Securities
                  Act of 1933, as amended; or

(5)    ____       pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended; or

(6)    ____       pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or

(7)    ____       pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as
                  amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

         / /    The transferee is an Affiliate of the Company. (If the
Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

         Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3),(4),(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                     Signed:
      -------------------------------             ------------------------------
                                                     (Sign exactly as name
                                                     appears on the other side
                                                     of this Security)

Signature Guarantee:
                    ------------------------------------------------------------


TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------------------   -----------------------------------
                                             NOTICE:  To be executed by an
                                                      executive officer

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

/ /

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$
 -------------------------------------------------------------------------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                   Signature(s):
     ----------------                 ------------------------------------------


                                      ------------------------------------------
                                      (Signatures must be guaranteed by an
                                      "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Signature(s)guaranteed by:
                          ------------------------------------------------------
                          (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                    OPTION OF HOLDER TO ELECT PURCHASE NOTICE


         If you want to elect to have this Security purchased by the Company pursuant to Section 3.07 of the Indenture, check the box: / /

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.07 of the Indenture, state the principal amount:

                      $
                       ----------------------------------
                       (in an integral multiple of $1,000)

Date:                                 Signature(s):
     ----------------------------                  -----------------------------


                                      ------------------------------------------
                                      (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                      ------------------------------------------
                                      (Signatures must be guaranteed by an
                                      "eligible guarantor institution" meeting
                                      the requirements of the Registrar, which
                                      requirements include membership or
                                      participation in the Security Transfer
                                      Agent Medallion Program ("STAMP") or such
                                      other "signature guarantee program" as may
                                      be determined by the Registrar in addition
                                      to, or in substitution for, STAMP, all in
                                      accordance with the Securities Exchange
                                      Act of 1934, as amended.)

                                                                       EXHIBIT B


                                 FORM OF LEGENDS


                           I. PRIVATE PLACEMENT LEGEND


         Each Security issued under the Indenture shall bear a legend (and any common stock issued upon conversion of such Security shall bear a comparable legend) substantially in the following form:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
     (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                           II. GLOBAL SECURITY LEGEND


         Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------


                                                                          [Date]

Chase Manhattan Bank and Trust Company,
  National Association
101 California Street, Suite 2725
San Francisco, California 94111

Attention:  Rose Maravilla


Ladies and Gentlemen:

         In connection with our proposed purchase of 5% Convertible Subordinated Notes Due 2007 (the "SECURITIES") of Gilead Sciences, Inc. (the "COMPANY"), we confirm that:

         1. We have received a copy of the Offering Memorandum (the "OFFERING MEMORANDUM"), dated December 13, 2000, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on page 1 of the Offering Memorandum and in the section entitled "Notice to Investors" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

         2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in this Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT") and all applicable state securities laws.

         3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities prior to the date that is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "QUALIFIED INSTITUTIONAL BUYER" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "ACCREDITED INVESTOR" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securi-

     ties), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of
     1974), except as permitted by law.

         5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [Name of Transferee]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D


                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                       -----------------------------------

                                                                          [Date]

Chase Manhattan Bank and Trust Company,
    National Association
101 California Street, Suite 2725
San Francisco, California 94111

Attention:  Rose Maravilla


                           Re: Gilead Sciences, Inc. (the "Company") 5% Convertible Subordinated Notes
                                    due 2007 (the "Securities")
                                    -------------------------------------
Ladies and Gentlemen:

         In connection with our proposed purchase of $ aggregate principal amount of the Securities, we confirm that such purchase has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

         (1)(a) [We are not a U.S. person and are not acquiring the Securities for the account or benefit of any U.S. person]. [We are a U.S. person who purchased securities in a transaction that did not require registration under the Act.]

         (2) We agree to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and we agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.


----------------------------------------------
(a)     One of the two following sentences must be used.

         You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                              ----------------------------------
                                              Authorized Signature

                                                                       EXHIBIT E

         Form of Notice of Transfer Pursuant to Registration Statement
         -------------------------------------------------------------

                                                                          [Date]

Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, California 94404


Chase Manhattan Bank and Trust Company,
  National Association
101 California Street, Suite 2725
San Francisco, California 94111

Attention:  Rose Maravilla


         Re:      Gilead Sciences, Inc. (the "Company")
                  5% Convertible Subordinated Notes Due 2007
                      (The "Securities")
                  ------------------------------------------

Ladies and Gentlemen:

         Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities or __ shares of the Company's common stock, $.001 par value per share, issuable on conversion of the Securities ("Stock") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333- ) filed by the Company.

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in the Prospectus dated or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.


                                        Very truly yours,


                                        ----------------------------------------
                                                      (Name)